Exhibit 99.1
FARO Announces Third Quarter Financial Results
•Revenue of $86.8 million, exceeded high-end of expectations
•First full quarter of cost reductions achieved quarterly expense expectations
•Profitability exceeded expectations

LAKE MARY, FL, November 1, 2023 - FARO® Technologies, Inc. (Nasdaq: FARO), a global leader in 4D digital reality solutions, today announced its financial results for the third quarter ended September 30, 2023.
“Third quarter financial performance with revenue of $86.8 million and non-GAAP EPS of $0.02, exceeded the high-end of our expectations driven by a combination of moderate improvements in end market demand and operational performance,” said Peter Lau, President & Chief Executive Office of FARO. “We are excited about the mid to long-term prospects for our business and remain focused on improved execution of our hardware and software enabled strategy, exemplified by the recent launch of the highly differentiated Orbis Mobile Scanner and release of an enhanced version of FARO Sphere XG.”
Third Quarter 2023 Financial Summary
•Total sales of $86.8 million, up 2% year over year
•Software sales of $11.2 million, up 6% compared to the prior year period
•Recurring revenue of $17.1 million, up 3% year on year
•Gross margin of 48.0%, compared to 50.7% in the prior year period
•Non-GAAP gross margin of 48.9%, compared to 51.0% in the prior year period
•Operating expenses of $48.6 million, compared to $50.4 million in the prior year period
•Non-GAAP operating expenses of $41.5 million, compared to $44.3 million in the prior year period
•Net loss of $8.8 million, or $(0.46) per share compared to net loss of $6.3 million, or $(0.34) per share in the prior year period
•Non-GAAP net income of $0.5 million, or $0.02 per share compared to non-GAAP net gain of $0.5 million, or $0.03 per share in the prior year period
•Adjusted EBITDA of $3.5 million, or 4.1% of total sales compared to $2.0 million, or 2.3% of total sales in the prior year period
•Cash and cash equivalent of $79.9 million, compared to $88.5 million as of June 30, 2023

* A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion at the end of this press release. An additional explanation of these measures is included below under the heading “Non-GAAP Financial Measures”.
Outlook for the Fourth Quarter 2023

For the fourth quarter ending December 31, 2023, FARO currently expects:
•Revenue in the range of $92 to $100 million
•Gross margin in the range of 49.5% to 51.0%. Non-GAAP gross margin in the range of 50.5% to 52.0%
•Operating expenses in the range of $47.5 to $49.5 million. Non-GAAP operating expenses in the range of $41.0 to $43.0 million
•Net loss per share in the range of ($0.30) to ($0.15). Non-GAAP net income per share in the range of $0.18 to $0.34
Conference Call
The Company will host a conference call to discuss these results on Thursday, November 2, 2023, at 8:00 a.m. ET. Interested parties can access the conference call by dialing (800) 343-4849 (U.S.) or +1 (203) 518-9843 (International) and using the passcode FARO. A live webcast will be available in the Investor Relations section of FARO's website at: https://www.faro.com/en/About-Us/Investor-Relations/Financial-Events-and-Presentations
A replay webcast will be available in the Investor Relations section of the Company's web site approximately two hours after the conclusion of the call and will remain available for approximately 30 calendar days.
About FARO
For 40 years, FARO has provided industry-leading technology solutions that enable customers to measure their world, and then use that data to make smarter decisions faster. FARO continues to be a pioneer in bridging the digital and physical worlds through data-driven reliable accuracy, precision, and immediacy. For more information, visit www.faro.com.
Non-GAAP Financial Measures
This press release contains information about our financial results that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures, including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share, exclude the impact of purchase accounting intangible amortization expense and fair value adjustments, stock-based compensation, inventory reserve charge, restructuring and other charges, and other tax adjustments, and are provided to enhance investors’ overall understanding of our historical operations and financial performance.
In addition, we present EBITDA, which is calculated as net loss before interest (income) expense, net, income tax expense and depreciation and amortization, and Adjusted EBITDA, which is calculated as EBITDA, excluding other (income) expense, net, stock-based compensation, inventory reserve charge, and restructuring and other charges, as measures of our operating profitability. The most directly comparable GAAP measure to EBITDA and Adjusted EBITDA is net loss.

Free Cash Flow represents cash from operating activities less capital spending. Adjusted Free Cash Flow represents free cash flow further adjusted to exclude restructuring cash payments.
Management believes that these non-GAAP financial measures provide investors with relevant period-to-period comparisons of our core operations using the same methodology that management employs in its review of the Company’s operating results. These financial measures are not recognized terms under GAAP and should not be considered in isolation or as a substitute for a measure of financial performance prepared in accordance with GAAP.
These non-GAAP financial measures have limitations that should be considered before using these measures to evaluate a company’s financial performance. These non-GAAP financial measures, as presented, may not be comparable to similarly titled measures of other companies due to varying methods of calculation. The financial statement tables that accompany this press release include a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, such as statements about the outlook for the third quarter of 2023, demand for and customer acceptance of FARO’s products, FARO’s product acquisitions, development and product launches, and FARO's growth, investment, strategic and restructuring plans and initiatives, including but not limited to the timing and amount of cost savings and other benefits expected to be realized from our strategic initiatives. Statements that are not historical facts or that describe the Company's plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as “is,” “will,” "intend," “continue,” "believe," "expect," "may," "could" or "should," and similar expressions or discussions of FARO’s plans or other intentions identify forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.
Factors that could cause actual results to differ materially from what is expressed or forecasted in such forward-looking statements include, but are not limited to:
•the Company’s ability to realize the intended benefits of its undertaking to transition to a company that is reorganized around functions to improve the efficiency of its sales organization and to improve operational effectiveness;
•the Company’s inability to successfully execute its strategic plan, restructuring plan and integration plan, including but not limited to additional impairment charges and/or higher than expected severance costs and exit costs, and its inability to realize the expected benefits of such plans;
•the outcome of any litigation to which the Company is or may become a party;
•loss of future government sales;
•potential impacts on customer and supplier relationships and the Company's reputation;

•development by others of new or improved products, processes or technologies that make the Company's products less competitive or obsolete;
•the Company's inability to maintain its technological advantage by developing new products and enhancing its existing products;
•declines or other adverse changes, or lack of improvement, in industries that the Company serves or the domestic and international economies in the regions of the world where the Company operates and other general economic, business, and financial conditions;
•the effect of general economic and financial market conditions, including in response to public health concerns;
•assumptions regarding the Company’s financial condition or future financial performance may be incorrect;
•the impact of fluctuations in foreign exchange rates and inflation rates; and
•other risks and uncertainties discussed in Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission on February 15, 2023, as supplemented by the Company’s Quarterly Reports on Form 10-Q, and in other SEC filings.

Forward-looking statements in this release represent the Company’s judgment as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.

Investor Contacts
FARO Technologies, Inc.
Allen Muhich, Chief Financial Officer
+1 407-562-5005
IR@faro.com

Sapphire Investor Relations, LLC
Michael Funari or Erica Mannion
+1 617-542-6180
IR@faro.com

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Nine Months Ended
(in thousands, except share and per share data)	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Sales
Product	$66,911	$65,581	$199,754	$182,015
Service	19,902	19,751	60,237	59,891
Total sales	86,813	85,332	259,991	241,906
Cost of sales
Product	34,640	30,375	112,691	82,879
Service	10,499	11,692	32,587	34,299
Total cost of sales	45,139	42,067	145,278	117,178
Gross profit	41,674	43,265	114,713	124,728
Operating expenses
Selling, general and administrative	37,970	37,226	117,907	108,734
Research and development	8,188	12,586	32,568	36,756
Restructuring costs	2,442	580	15,130	2,512
Total operating expenses	48,600	50,392	165,605	148,002
Loss from operations	(6,926)	(7,127)	(50,892)	(23,274)
Other (income) expense
Interest expense (income)	691	(24)	2,529	(28)
Other income, net	(381)	(1,428)	(125)	(3,077)
Loss before income tax	(7,236)	(5,675)	(53,296)	(20,169)
Income tax expense	1,520	586	4,869	4,352
Net loss	$(8,756)	$(6,261)	$(58,165)	$(24,521)
Net loss per share - Basic	$(0.46)	$(0.34)	$(3.08)	$(1.34)
Net loss per share - Diluted	$(0.46)	$(0.34)	$(3.08)	$(1.34)
Weighted average shares - Basic	18,953,251	18,436,615	18,899,954	18,336,537
Weighted average shares - Diluted	18,953,251	18,436,615	18,899,954	18,336,537

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(in thousands, except share and per share data)	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$79,919	$37,812
Accounts receivable, net	88,363	90,326
Inventories, net	40,095	50,026
Prepaid expenses and other current assets	37,325	41,201
Total current assets	245,702	219,365
Non-current assets:
Property, plant and equipment, net	22,207	19,720
Operating lease right-of-use assets	12,521	18,989
Goodwill	106,873	107,155
Intangible assets, net	46,999	48,978
Service and sales demonstration inventory, net	22,662	30,904
Deferred income tax assets, net	24,093	24,192
Other long-term assets	4,047	4,044
Total assets	$485,104	$473,347
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$23,408	$27,286
Accrued liabilities	24,994	23,345
Income taxes payable	12,083	6,767
Current portion of unearned service revenues	34,493	36,407
Customer deposits	5,237	6,725
Lease liabilities	5,258	5,709
Total current liabilities	105,473	106,239
Loan - 5.50% Convertible Senior Notes	72,604	—
Unearned service revenues - less current portion	20,893	20,947
Lease liabilities - less current portion	11,495	14,649
Deferred income tax liabilities	11,497	11,708
Income taxes payable - less current portion	4,020	8,706
Other long-term liabilities	30	49
Total liabilities	226,012	162,298
Commitments and contingencies
Shareholders’ equity:
Common stock - par value $0.001, 50,000,000 shares authorized; 20,328,417 and 20,156,233 issued, respectively; 18,953,725 and 18,780,013 outstanding, respectively	20	20
Additional paid-in capital	340,414	328,227
Retained earnings	(11,377)	46,788
Accumulated other comprehensive loss	(39,310)	(33,331)
Common stock in treasury, at cost - 1,374,692 and 1,376,220 shares held, respectively	(30,655)	(30,655)
Total shareholders’ equity	259,092	311,049
Total liabilities and shareholders’ equity	$485,104	$473,347

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
(in thousands)	2023	2022
Cash flows from:
Operating activities:
Net loss	$(58,165)	$(24,521)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	11,728	10,061
Stock-based compensation	12,276	10,024
Inventory write-downs	8,132	—
Asset impairment charges	5,333	—
Deferred income tax (benefit) expense and other non-cash charges	(82)	568
Provision for excess and obsolete inventory	1,754	209
Amortization of debt discount and issuance costs	294	—
Loss on disposal of assets	(155)	356
Provisions for bad debts, net of recoveries	834	80
Change in operating assets and liabilities:
Decrease (Increase) in:
Accounts receivable	1,282	867
Inventories	(544)	2,129
Prepaid expenses and other current assets	4,047	(14,566)
(Decrease) Increase in:
Accounts payable and accrued liabilities	(2,802)	(2,249)
Income taxes payable	653	1,008
Customer deposits	(1,534)	588
Unearned service revenues	(1,198)	(2,710)
Other liabilities	567	—
Net cash used in operating activities	(17,580)	(18,156)
Investing activities:
Purchases of property and equipment	(5,016)	(4,978)
Cash paid for technology development, patents and licenses	(5,071)	(9,154)
Acquisition of business, net of cash acquired	—	(29,068)
Net cash used in investing activities	(10,087)	(43,200)
Financing activities:
Payments on finance leases	(154)	(172)
Payments for taxes related to net share settlement of equity awards	(89)	(1,584)
Proceeds from issuance of 5.50% Convertible Senior Notes, due 2028, net of discount, issuance cost and accrued interest	72,310	—
Payment of contingent consideration for business acquisition	(1,098)	—
Net cash provided by (used in) financing activities	70,969	(1,756)
Effect of exchange rate changes on cash and cash equivalents	(1,195)	(10,343)
Increase (Decrease) in cash and cash equivalents	42,107	(73,455)
Cash and cash equivalents, beginning of period	37,812	121,989
Cash and cash equivalents, end of period	$79,919	$48,534

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands, except per share data)	2023	2022	2023	2022
Gross profit, as reported	$41,674	$43,265	$114,713	$124,728
Stock-based compensation (1)	280	273	972	756
Inventory reserve charge (3)	—	—	8,132	—
Restructuring and other costs (2)	456	—	1,326	—
Non-GAAP adjustments to gross profit	736	273	10,430	756
Non-GAAP gross profit	$42,410	$43,538	$125,143	$125,484
Gross margin, as reported	48.0%	50.7%	44.1%	51.6%
Non-GAAP gross margin	48.9%	51.0%	48.1%	51.9%

Selling, general and administrative, as reported	$37,970	$37,226	$117,907	$108,734
Stock-based compensation (1)	(3,588)	(2,742)	(9,710)	(7,475)
Purchase accounting intangible amortization	(663)	(180)	(2,024)	(562)
Non-GAAP selling, general and administrative	$33,719	$34,304	$106,173	$100,697

Research and development, as reported	$8,188	$12,586	$32,568	$36,756
Stock-based compensation (1)	176	(651)	(1,594)	(1,793)
Purchase accounting intangible amortization	(501)	(487)	(1,541)	(1,522)
Non-GAAP research and development	$7,863	$11,448	$29,433	$33,441

Operating expenses, as reported	$48,600	$50,392	$165,605	$148,002
Stock-based compensation (1)	(3,411)	(3,393)	(11,304)	(9,268)
Restructuring and other costs (2)	(2,495)	(2,028)	(16,337)	(4,944)
Purchase accounting intangible amortization	(1,164)	(667)	(3,565)	(2,084)
Non-GAAP adjustments to operating expenses	(7,070)	(6,088)	(31,206)	(16,296)
Non-GAAP operating expenses	$41,530	$44,304	$134,399	$131,706

Loss from operations, as reported	$(6,926)	$(7,127)	$(50,892)	$(23,274)
Non-GAAP adjustments to gross profit	737	273	10,430	756
Non-GAAP adjustments to operating expenses	7,070	6,088	31,206	16,296
Non-GAAP loss from operations	$881	$(766)	$(9,256)	$(6,222)

Net loss, as reported	$(8,756)	$(6,261)	$(58,165)	$(24,521)
Non-GAAP adjustments to gross profit	737	273	10,430	756
Non-GAAP adjustments to operating expenses	7,070	6,088	31,206	16,296
Income tax effect of non-GAAP adjustments	(1,952)	(1,272)	(10,409)	(4,014)
Other tax adjustments (4)	3,358	1,720	17,700	8,903
Non-GAAP net gain/(loss)	$457	$548	$(9,238)	$(2,580)

Net loss per share - Diluted, as reported	$(0.46)	$(0.34)	$(3.08)	$(1.34)
Stock-based compensation (1)	0.19	0.20	0.65	0.55
Restructuring and other costs (2)	0.16	0.11	0.93	0.27
Inventory reserve charge (3)	—	—	0.43	—
Purchase accounting intangible amortization	0.06	0.04	0.19	0.11
Income tax effect of non-GAAP adjustments	(0.10)	(0.07)	(0.55)	(0.22)
Other tax adjustments (4)	0.18	0.09	0.94	0.49
Non-GAAP net income/(loss) per share - Diluted	$0.02	$0.03	$(0.49)	$(0.14)

(1) We exclude stock-based compensation, which is non-cash, from the non-GAAP financial measures because the Company believes that such exclusion provides a better comparison of results of ongoing operations for current and future periods with such results from past periods.

(2) On February 7, 2023, our Board of Directors approved an integration plan (the "Integration Plan"), which is intended to streamline and simplify operations, particularly around our recent acquisitions and the resulting redundant operations and offerings. The Restructuring and other costs primarily consist of severance and related benefits.

(3) During the nine months ended September 30, 2023, we recorded a charge of $8.1 million, increasing our reserve for excess and obsolete inventory, based on our analysis of our inventory reserves in connection with our strategy to simplify our product portfolio and cease selling certain products.

(4) The other tax adjustments primarily relate to the impact of certain jurisdictions maintaining a full valuation allowance where benefit is not accrued on U.S. GAAP pre-tax book losses.

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Net loss	$(8,756)	$(6,261)	$(58,165)	$(24,521)
Interest (income) expense, net	691	(24)	2,529	(28)
Income tax expense	1,520	586	4,869	4,352
Depreciation and amortization	3,803	3,406	11,728	10,061
EBITDA	(2,742)	(2,293)	(39,039)	(10,136)
Other (income) expense, net	(381)	(1,428)	(125)	(3,077)
Stock-based compensation	3,692	3,666	12,276	10,024
Inventory reserve charge (3)	—	—	8,132	—
Restructuring and other costs (1)	2,951	2,028	17,663	4,944
Adjusted EBITDA	$3,520	$1,973	$(1,093)	$1,755
Adjusted EBITDA margin (2)	4.1%	2.3%	(0.4)%	0.7%

(1) On February 7, 2023, our Board of Directors approved an integration plan (the "Integration Plan"), which is intended to streamline and simplify operations, particularly around our recent acquisitions and the resulting redundant operations and offerings. The Restructuring and other costs primarily consist of severance and related benefits.

(2) Calculated as Adjusted EBITDA as a percentage of total sales.

(3) During nine months ended September 30, 2023, we recorded a charge of $8.1 million, increasing our reserve for excess and obsolete inventory, based on our analysis of our inventory reserves in connection with our strategy to simplify our product portfolio and cease selling certain products.

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
KEY SALES MEASURES
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Total sales to external customers as reported
Americas (1)	$41,033	$38,732	$124,734	$110,077
EMEA (1)	25,621	22,802	74,641	66,494
APAC (1)	20,159	23,798	60,616	65,335
	$86,813	$85,332	$259,991	$241,906

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Total sales to external customers in constant currency (2)
Americas (1)	$40,220	$38,675	$123,148	$109,825
EMEA (1)	23,074	22,232	67,557	61,320
APAC (1)	20,121	23,112	59,109	60,862
	$83,415	$84,019	$249,814	$232,007

(1) Regions represent North America and South America (Americas); Europe, the Middle East, and Africa (EMEA); and the Asia-Pacific (APAC).

(2) We compare the change in the sales from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rate in effect during the last day of the prior comparable period, rather than the actual exchange rates in effect during the respective periods.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022

Hardware	$55,706	$54,971	$167,484	$150,597
Software	11,205	10,610	32,270	31,418
Service	19,902	19,751	60,237	59,891
Total Sales	$86,813	$85,332	$259,991	$241,906

Hardware as a percentage of total sales	64.2%	64.4%	64.4%	62.3%
Software as a percentage of total sales	12.9%	12.4%	12.4%	13.0%
Service as a percentage of total sales	22.9%	23.1%	23.2%	24.8%

Total Recurring Revenue (3)	$17,056	$16,591	$50,137	$50,184
Recurring revenue as a percentage of total sales	19.6%	19.4%	19.3%	20.7%

(3) Recurring revenue is comprised of hardware service contracts, software maintenance contracts, and subscription based software applications.

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
FREE CASH FLOW RECONCILIATION
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Net cash used in operating activities	$(4,373)	$(14,896)	$(17,580)	$(18,156)
Purchases of property and equipment	(704)	(1,497)	(5,016)	(4,978)
Cash paid for technology development, patents and licenses	(1,455)	(3,606)	(5,071)	(9,154)
Free Cash Flow	(6,532)	(19,999)	(27,667)	(32,288)
Restructuring and other cash payments (1)	6,279	3,075	11,014	5,910
Adjusted Free Cash Flow	$(253)	$(16,924)	$(16,653)	$(26,378)

(1) On February 7, 2023, our Board of Directors approved an integration plan (the "Integration Plan"), which is intended to streamline and simplify operations, particularly around our recent acquisitions and the resulting redundant operations and offerings. The Restructuring and other cash payments primarily consist of severance and related benefits.

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION OF OUTLOOK - GAAP TO NON-GAAP

	Fiscal Quarter Ending 12/31/2023
	Low	High
GAAP diluted loss per share range	$(0.30)	$(0.15)
Stock-based compensation	0.19	0.19
Purchase accounting intangible amortization	0.06	0.06
Restructuring and other costs	0.13	0.13
Non-GAAP tax adjustments	0.10	0.11
Non-GAAP diluted loss per share	$0.18	$0.34